Exhibit 99.1

Dell Globalizes Business Groups around Major Customer Segments

Customer-Centered Organizations to Accelerate Innovation, Increase Responsiveness, Drive Competitiveness

ROUND ROCK, Texas--(BUSINESS WIRE)--December 31, 2008--To serve business customers with faster innovation and greater responsiveness, Dell announced today it will organize globally around three major customer segments – large enterprise, public sector, and small and medium businesses. Dell’s consumer business, led by Ron Garriques, is already organized globally.

Dell believes the four groups best capitalize on the company’s competitive advantages, while strengthening execution and synergies. Each group will possess greater global accountability and responsibility for responding to customer needs, and for anticipating and leading industry change.

“In the past two years we have significantly improved our competitiveness, reengineered our supply chain, broadened our product portfolio and introduced Dell to more people in more places than ever before. We have laid the foundation for the transition from a global business that’s run regionally to businesses that are really globally organized,” said Michael Dell, chairman and CEO.

Mr. Dell said the changes result from listening to customers and responding to their desire for faster innovation and globally standardized products and services.

“Customer requirements are increasingly being defined by how they use technology rather than where they use it,” said Mr. Dell. “That’s why we won’t let ourselves be limited by geographic boundaries in solving their needs.”

Leading the new worldwide business units will be:

  Large Enterprise — Steve Schuckenbrock, currently president, Global Services, and chief information officer. Dell is the leading provider of IT infrastructure and solutions in many of the world’s economies. A single large-enterprise unit will further Dell’s advantage in delivering globally consistent innovations, solutions and services to the world’s largest IT users.
  Public — Paul Bell, currently president, Dell Americas. Through a globally integrated Public organization Dell intends to extend its leadership in answering urgent IT challenges in areas such as government, education, health care and the environment.
  Small and Medium Business — Steve Felice, based in Singapore, currently president, Dell Asia-Pacific and Japan. The new organization will accelerate creation and delivery of SMB-specific solutions and technology to the more than 72 million small and medium-sized businesses worldwide.

“Our Global Consumer group has proved that an integrated business unit can move with greater agility to unleash innovation to respond to the changing needs of customers, and now our Large Enterprise, Public and SMB groups will be best positioned to do the same,” Mr. Dell added.

In a related move, the company announced that Mike Cannon, president, Global Operations, will retire from Dell effective Jan. 31, leaving many contributions to transforming the company’s supply chain and improving its cost competitiveness. Mr. Cannon will be succeeded by Jeff Clarke who, in addition to his responsibilities as head of Dell’s Business Client Product Group, will become vice chairman, Global Operations. Mr. Cannon will serve as a consultant to Dell.

Also, having completed the transformation of Dell’s marketing organization, including revitalizing the brand and instilling new levels of marketing effectiveness and efficiency, Chief Marketing Officer Mark Jarvis will leave Dell this fiscal quarter and provide ongoing counsel to Dell through the consulting business that brought him to the company. Erin Nelson, formerly vice president of marketing, Dell Europe, Middle East and Africa, will assume the role of CMO.

Dell has begun the process of organizing people, functions and practices into the new global business units. The company plans to align its external and internal financial reporting with the new structure during the first half of Dell’s fiscal-year 2010, which begins in February.

Dell (NASDAQ: DELL) is the leading technology provider to commercial enterprises around the world. For more information, visit www.dell.com.

Special Note:

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: general economic, business and industry conditions; our ability to re-establish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; unfavorable results of legal proceedings; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; our ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell's periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

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